Exhibit 10.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (the “Agreement”) is by and between Claimant Scott Davidson (“Davidson”) and Respondents RAIT Financial Trust (“RAIT”), Michael Malter (“Malter”), Frank A. Farnesi (“Farnesi”), Justin P. Klein (“Klein”), Jon C. Sarkisian (“Sarkisian”), Murray Stempel III (“Stempel”), Andrew M. Batinovich (“Batinovich”), S. Kristin Kim (“Kim”), Nancy Jo Kuenstner (“Kuenstner”), Andrew M. Silberstein (“Silberstein”), and Thomas Wren (“Wren”) (Malter, Farnesi, Klein, Sarkisian, Stempel, Batinovich, Kim, Kuenstner, Silberstein, and Wren, collectively, “Trustee Respondents”) (RAIT and Trustee Respondents, collectively, “Respondents”). As used in this Agreement, any reference to Respondents shall include each of their respective predecessors and successors, each of their respective affiliates, parent or controlling corporations, partners, divisions, and subsidiaries, and each of their respective present, past, and future directors, officers, partners, trustees, principals, owners, including but not limited to the Trustee Respondents, managers, employees, representatives, attorneys, insurers, reinsurers, family, heirs, administrators, representatives, agents, successors, and assigns. Any reference to Davidson shall include his family, heirs, administrators, representatives, agents, successors, and assigns. Hereafter, Davidson and Respondents are collectively referred to as “the Parties.”

WHEREAS, Davidson was employed by RAIT;

WHEREAS, the Parties desire to resolve any and all claims arising out of Davidson’s employment with RAIT and separation therefrom;

NOW THEREFORE, Davidson and Respondents, each intending to be legally bound, agree as follows:

1.    Separation of Employment. The Parties agree that Davidson’s employment with RAIT ended effective February 28, 2018.

2.    General Release. In consideration of the provisions of this Agreement, Davidson hereby knowingly and voluntarily releases and forever discharges Respondents, as defined above, from any and all suits, causes of action, complaints, charges, obligations, demands, or claims of any kind, including but not limited to those relating to his employment and separation thereof, whether in law or in equity, direct or indirect, known or unknown (hereinafter “Claims”), which Davidson ever had or now has against Respondents, as defined above, arising out of or relating to any matter, thing or event occurring up to and including the date of this Agreement, exclusive of a claim for breach of this Agreement. This general release specifically includes, but is not limited to:

a.

any and all Claims arising from, involving, or relating to the subject matter of the Demand for Arbitration filed by Davidson with the American Arbitration Association, captioned Davidson v. RAIT Financial Trust, et al., AAA Case No. 01-18-0001-9539 (the “Arbitration”);

b.

any and all Claims for wages and benefits including, without limitation, salary, commissions, bonuses, health, welfare, pension and other benefits of any kind, vacation pay, sick pay, severance pay, and settlement pay;

c.

any and all Claims for wrongful discharge in violation of any law or any express or implied public policy of the United States, the Commonwealth of Pennsylvania or any state, constructive discharge, retaliatory discharge, hostile work environment, breach of contract (whether express or implied), and breach of the implied covenant of good faith and fair dealing;

d.

any and all Claims for employment discrimination or retaliation on the basis of age, race, color, religion, sex, national origin, veteran status, disability and/or handicap, pregnancy, marital status, sexual orientation, or any other characteristic protected by law, and any and all Claims in violation of any federal, state or local statute, ordinance, executive order, or common law doctrine including, but not limited to, Claims for discrimination under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Americans with Disabilities Act; the Americans with Disabilities Amendments Act of 2008; the Genetic Information Nondiscrimination Act of 2008; the Pregnancy Discrimination Act; the Employee Retirement and Income Security Act of 1974; the Family and Medical Leave Act, 29 U.S.C. § 2601, et seq.; and any other applicable federal or state statute relating to employee benefits or pensions; 29 U.S.C. Sec. 1001; the Electronic Communications Privacy Act; the Consolidated Omnibus Budget Reconciliation Act; the Occupational Safety and Health Act; 42 U.S.C. Sec. 1981; the National Labor Relations Act; the Fair Labor Standards Act; the Pennsylvania Human Relations Act; the Pennsylvania Wage Payment and Collection Law; all Pennsylvania wage and hour, disability and maternity leave laws; the Pennsylvania Constitution; the False Claims Act, 31 U.S.C. §§ 3729-3733; the U.S. Constitution; and any other federal, state, foreign, or local laws or regulations prohibiting employment discrimination or retaliation of any kind;

e.

any and all Claims in tort (including, but not limited to, any Claims for misrepresentation, fraud, defamation, libel, slander, interference with contract or prospective economic advantage, intentional or negligent infliction of emotional distress, personal injury, duress, loss of consortium, invasion of privacy, and negligence);

f.	any and all Claims for compensatory, emotional distress or punitive damages; and

g.	any and all Claims for interest, attorneys’ fees and costs.

This general release is effective immediately upon receipt of the Settlement Amount (as defined below) by both counsel for Davidson, Edward S. Mazurek, Esq., and Davidson.

3.    Release of Davidson. In exchange for the consideration set forth herein, and as a material inducement for Davidson to enter into this Agreement, except for (i) the agreements contained herein, (ii) any intentional acts of fraud, dishonesty or misappropriation by Davidson of RAIT funds or property which RAIT may discover after this Agreement is executed, (iii) any violation by Davidson of Section 16 of the Securities Exchange Act of 1934, as amended (and any rules and regulations enacted thereunder), (iv) any violation by Davidson of the Sarbanes-Oxley Act of 2002, as amended (and any rules and regulations enacted thereunder), including, but not limited to, Sections 304 and 306 thereof, or (v) any violation by Davidson of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (and any rules and regulations enacted thereunder), Respondents hereby release and forever discharge Davidson from any and all Claims, accruing, occurring, or arising at any time prior to the execution of this Agreement but only if and to the extent that such Claims are actually known, as of the date of this Agreement, by any of the individuals currently serving on the date hereof as the following officers of RAIT (the President and Chief Executive Officer, the General Counsel, the Chief Financial Officer, the Senior Managing Director – Origination, the Senior Managing Director – Asset Management, and/or the Senior Managing Director – Human Resources (collectively, the “RAIT Named Officers”)). As of the date hereof, the RAIT Named Officers and Trustee Respondents do not have any actual knowledge of any facts or circumstances that would give rise to a Claim by RAIT against Davidson with respect to the matters described in (i) – (v) above and, as a result of such lack of actual knowledge of such facts and circumstances, as of the date hereof, RAIT has no intention of asserting such a claim against Davidson. For the avoidance of doubt, no knowledge of Davidson shall be imputed to any of the officers or Trustee Respondents of RAIT.

Nothing in this Agreement is intended to extinguish, limit or compromise in any way Davidson’s rights to indemnification, defense or the advancement of defense costs to which he may be entitled from any source including, but not necessarily limited to RAIT’s Charter or Bylaws, the Indemnification Agreement dated as of January 29, 2014 by and among Davidson, RAIT, RAIT General, Inc., and RAIT Limited, Inc., and any insurance contract, in connection with any claim asserted against him relating to or arising out of his status as an employee, officer or trustee of RAIT.

This release of Davidson is effective immediately upon receipt of the Settlement Amount (as defined below) by both counsel for Davidson, Edward S. Mazurek, Esq., and Davidson.

4.    Monetary Consideration. Within twenty (20) days of delivery of the executed Agreement by Davidson to counsel for Respondents, and provided that the Agreement is not revoked by Davidson within the Revocation Period as defined in Paragraph 18 below,

Respondents will cause to be delivered to counsel for Davidson payment totaling One Million Eight Hundred Twenty-Five Thousand Dollars and Zero Cents ($1,825,000.00) (hereinafter, the “Settlement Amount”), which will be paid by wire transfer, allocated as follows: (a) One Million Six Hundred Five Thousand Dollars and Zero Cents ($1,605,000.00), less applicable withholdings required by law, payable to “Scott Davidson,” reported on IRS form W-2; and (b) Two Hundred Twenty Thousand Dollars and Zero Cents ($220,000.00), payable to “Edward S. Mazurek, Esq.,” reported on IRS form 1099. Davidson agrees to provide the wire instructions at the time of delivery of the executed Agreement. Davidson further agrees to provide an IRS form 1099 for his counsel, Edward S. Mazurek, Esq., at the time of delivery of the executed Agreement. The Settlement Amount will be paid in exchange for Davidson’s general release of any and all Claims, as cited in Paragraph 2, and other promises in this Agreement.

5.    Indemnification. Davidson acknowledges that Respondents have not made any representation as to the taxability or the tax consequences of the Settlement Amount. Davidson acknowledges and agrees that he shall be solely responsible for the payment of any state and/or federal income tax or other withholdings not paid by Respondents pursuant to this Agreement and that Davidson agrees to indemnify, defend, and hold Respondents harmless from any claim for monies not withheld from any amount received by him under this Agreement, and any attendant fines or penalties levied against Respondents for Davidson’s failure to pay his tax liability.

6.    Davidson’s Acknowledgement. Davidson understands that the General Release set forth in Paragraph 2 extends to all of the aforementioned Claims against Respondents which arose on or before the effective date of this Agreement, whether now known or unknown, suspected or unsuspected, and that this General Release constitutes an essential term of this Agreement. This General Release shall not, however, preclude Davidson from bringing any action to rescind or enforce this Agreement if the payments set forth in Paragraph 4 above are not made.

7.    Acknowledgment of Consideration. Davidson acknowledges that, in return for executing this Agreement and Release, he is receiving the consideration described herein, to which he would not otherwise be entitled.

8.    No Admission of Liability. Neither the execution of this Agreement by Respondents, nor the terms hereof, constitute an admission by Respondents of liability with respect to any possible claim that was or could have been made by Davidson. By entering into this Agreement, Respondents do not admit, and expressly deny that they have violated any contract, rule, law, statute or regulation, including, but not limited to, any federal, state or local law, statute, or regulation relating to employment or employment discrimination or retaliation, or that the actions of Respondents were unwarranted, unjustified, retaliatory, discriminatory, or otherwise unlawful.

9.    Employment Separation Acknowledgment. Davidson confirms that hisemployment with RAIT has ended. Davidson agrees he will not apply for or otherwise seek employment or reemployment with RAIT. Davidson further agrees not to take legal action of any kind as a result of a refusal by RAIT to consider his request for reemployment.

10.    All Payments Due. Davidson specifically represents and warrants that, upon receiving the Settlement Amount described herein, he will have been paid all compensation due and owing and arising out of his employment with RAIT, including but not limited to wages, commissions, bonuses, overtime, vacation, sick, and any other forms of compensation. Davidson acknowledges that Respondents have settled all obligations to him and agrees to seek no further payment from Respondents, or from their insurers or reinsurers.

11.    References. In response to written employment verification and/or written reference inquiries on behalf of Davidson to Respondents, Respondents will provide a “neutral” reference by confirming Davidson’s employment with RAIT and providing only his job title, dates of employment, and rate of pay. All inquiries must be directed to John J. Reyle, 100 N. 18th Street, Philadelphia, PA 19103.

12.    Non-Disparagement. Davidson agrees that he will not, in any manner whatsoever, directly or indirectly, disparage Respondents. Malter, Farnesi, Klein, Sarkisian, Stempel, Batinovich, Kim, Kuenstner, Silberstein, and Wren agree that they will not disparage Davidson. RAIT agrees that its Chief Executive Officer, President, and General Counsel, John J. Reyle, will not disparage Davidson.

13.    Breach. The Parties understand that if either Party brings any future legal action or proceeding of any kind or makes any claim against the other Party for any claim released in this Agreement, or if they otherwise breach this Agreement, the non-breaching Party shall be entitled to recover any damages proven to result from such breach, except that each Party will bear responsibility for their own reasonable legal fees, costs, and expenses incurred in enforcing their rights relative to such matters.

14.    Agreement to Refrain from Filing Claims. Davidson represents that he: (1) has not filed any lawsuit or initiated any proceedings against Respondents other than the Arbitration; and (2) will cause the Arbitration to be dismissed within five (5) days of the date of receipt of the Settlement Amount. Davidson also agrees not to bring any lawsuit, demand arbitration, or initiate any proceeding for any claim waived in any paragraph of this Agreement, and agrees, further, not to encourage anyone else to do so on his behalf, to the maximum extent possible under applicable law. Additionally, to the extent permitted by law, Davidson waives any right or ability to be a class or collective action representative or to otherwise participate in any administrative action, putative or certified class, collective or multi-party action or proceeding based on such a claim in which Respondents are a party. Further, to the extent permitted by law, Davidson agrees that if such actions are brought, Davidson shall not be entitled to recover any individual monetary relief or other individual remedies.

15.    Voiding of Release. If the Settlement Amount should for any reason subsequently be deemed to be “fraudulent” (within the meaning of any state or federal law relating to fraudulent conveyances), preferential, or otherwise voidable or recoverable, in whole or in part for any reason, under the United State Bankruptcy Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), or any other federal or state law (collectively referred to herein as “Voidable Transfers”) and Davidson or his attorney are required to repay or restore the amount of any such Voidable Transfers or any portion thereof (whether as a result of a court order or settlement), then Davidson’s claims against RAIT (but not against any of the other Respondents) shall automatically be revived, reinstated and restored, and not be barred by any statute of limitations, laches or other defense or doctrine that could be asserted, but shall be decreased by any portion of the Settlement Amount Davidson and/or his attorney are entitled to keep. The Parties agree that Davidson alleges that the value of his Claim is $8,443,807.59. Nothing in this Agreement should be interpreted as an admission by Respondents regarding the alleged merits or value of Davidson’s Claim.

16.    Artwork. Provided that Davidson has not revoked this Agreement pursuant to Paragraphs 17 or 18 of this Agreement, within thirty (30) days of the receipt of a copy of the Agreement executed by Davidson, Davidson has the option to purchase from RAIT, for Ten Thousand Dollars and Zero Cents ($10,000.00), the two works of art by Michael Wesley that had been hanging in RAIT’s boardroom during Davidson’s employment with RAIT (the “Artwork”). RAIT agrees to pay to have the Artwork shipped to Davidson. The Parties agree that Respondents bear no responsibility for any damage to the Artwork associated with shipping the Artwork to Davidson.

17.    Twenty-One Day Waiting Period. Davidson certifies that he has read and/or had the terms of this Agreement explained to him by counsel and understands that he has twenty-one (21) days to determine whether he wishes to enter into this Agreement (the “Waiting Period”). Davidson understands and acknowledges that the Waiting Period is waivable and that by signing this Agreement prior to the expiration of the Waiting Period, he has waived his right to same.

18.    Seven Day Revocation Period. Davidson shall have seven (7) calendar days after signing this Agreement to revoke it if he chooses to do so (the “Revocation Period”). To revoke this Agreement, Davidson must send a letter by certified mail to counsel for Respondents, Gregory S. Hyman, Esquire, at 1777 Sentry Parkway West, VEVA 17, Suite 100, Blue Bell, PA 19422, and such letter must be post-marked within seven (7) calendar days of Davidson’s execution of this Agreement. If Davidson revokes this Agreement on a timely basis, there shall be no payments as set forth at Paragraph 4. The Agreement shall not be effective and the Settlement Amount will not be distributed, until after the Revocation Period has expired without this Agreement being revoked.

19.    Confidentiality. Davidson agrees that the existence and terms of this Agreement are confidential until such time as RAIT files a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) reporting its entry into this Agreement.

Accordingly, until then, Davidson shall not disclose this Agreement’s existence or the terms thereof to any person or entity, except that Davidson may disclose the terms of the Agreement to his spouse, attorney, tax advisor, accountant or the mediator of this matter (Abraham Reich, Esq.), and as otherwise required and compelled by law. In so doing, Davidson shall instruct his spouse, attorney, or tax advisor or accountant that the information is confidential and shall not be disclosed to any other person or entity. Davidson represents that he has not, to date, disclosed to any person, other than to his spouse, attorney, and/or the mediator of this matter (Abraham Reich, Esq.), the contents of any and all terms in this Agreement.

20.    Medicare. Davidson represents and warrants that he has not assigned, pledged or otherwise conveyed any right in the Settlement Amount received pursuant to this Agreement. Davidson agrees to satisfy, to the extent required by law, all lawful and valid liens and subrogation claims applicable to these payments, including without limitation any Medicare lien asserted by the Centers for Medicare Services (“Medicare Lien”), as may be reduced by law, regulation, code and/or agreement. Davidson further agrees that he will defend, indemnify and hold harmless Respondents and the persons and entities released by this Agreement from any and all claims, charges, suits, and liability arising from liens and/or subrogation claims and from any compensation or other payments due, alleged or deemed to be due under the law, state, local or federal regulations, or obligation, or contracts of Davidson that are attributable, relate to or arise out of this payment, including but not limited to any and all liens and/or subrogation claims and from other payments due, alleged or deemed to be due to any person, entity, the United States and/or its departments and agencies under the Social Security Act, 42 U.S.C. § 401, et seq., including but not limited to Sec. 1862 [42 U.S.C. § 1395y (the Medicare Secondary Payer Act)] set forth in Title XVIII of the Social Security Act, and Sec. 1917 [42 U.S.C. § 1396p] set forth in Title XIX of the Social Security Act, and all applicable regulations enforcing these provisions. Consistent with the same, and notwithstanding any language to the contrary, or how described herein, it is the specific intention of the Parties that nothing herein is or shall be deemed to create an independent claim, right, benefit, entitlement, cause of action of, for and/or on behalf of any person or entity that is not one of the settling Parties.

21.    Right to Consult Counsel and Understanding of Agreement. Davidson warrants and declares that he is acting only after securing the advice and consultation of legal counsel of his choice. Davidson further acknowledges that he is over the age of eighteen (18) years of age and has carefully read this Agreement and fully understands the terms thereof and legal consequences of them, and signs this Agreement voluntarily as his own free act.

22.    Governing Law and Forum Selection. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without regard to conflict of law principles. Any disputes relating to this Agreement shall be resolved exclusively by a state or federal court in the Commonwealth of Pennsylvania.

23.    Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes any prior agreements or understandings with respect to the subject matter hereof. The Parties acknowledge that in signing this Agreement they do not rely upon and have not relied upon any representation or statement made by any of the Parties or their agents with respect to the subject matter, basis or effect of this Agreement, other than those specifically stated in this written Agreement.

24.    Legally Binding. The terms of this Agreement contained herein are contractual, and not a mere recital. This Agreement shall be binding upon the Parties hereto and upon their heirs, administrators, representatives, executors and assigns. Davidson expressly warrants that he has not transferred to any person or entity any rights, causes of action or claims released in this Agreement. Davidson further represents and agrees that he is not impaired, by bankruptcy or otherwise, from signing this Agreement or releasing any of the rights or claims released in this Agreement.

25.    Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, the validity or enforceability of the remaining terms or provisions shall not be affected, and such term or provision shall be deemed modified to the extent necessary to make it enforceable.

26.    Amendments. Neither this Agreement nor any term herein may be orally changed, waived, discharged, or terminated, and may be amended only by a written agreement between the parties hereto.

27.    Counterparts. This Agreement may be signed in counterparts, each of which when executed and delivered, including by telecopy or email, shall be deemed to be an original and all of which together shall constitute one instrument. Photographic (including Adobe Acrobat formatted or other PDF documents) and/or facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed.

SCOTT DAVIDSON

/s/ Scott Davidson

By: Scott Davidson

Dated: December 21, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing Settlement Agreement and General

Release, and duly acknowledged to me that he executed the same.

NOTARY PUBLIC

RAIT FINANCIAL TRUST

/s/ John J. Reyle, Esq.

By: John J. Reyle, Esq.

Title: Chief Executive Officer of RAIT Financial Trust

Dated: December 23, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that he executed the same.

NOTARY PUBLIC

MICHAEL MALTER

/s/ Michael Malter

By: Michael Malter

Dated: December 23, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that she executed the same.

NOTARY PUBLIC

FRANK A. FARNESI

/s/ Frank A. Farnesi

By: Frank A. Farnesi

Dated: December 24, 2018

On                                              , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that she executed the same.

NOTARY PUBLIC

JUSTIN P. KLEIN, ESQ.

/s/ Justin P. Klein, Esq.

By: Justin P. Klein, Esq.

Dated: December 27, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that she executed the same.

NOTARY PUBLIC

JON C. SARKISIAN

/s/ Jon C. Sarkisian

By: Jon C. Sarkisian

Dated: December 24, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that she executed the same.

NOTARY PUBLIC

MURRAY STEMPEL III

/s/ Murray Stempel III

By: Murray Stempel III

Dated: December 24, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that she executed the same.

NOTARY PUBLIC

ANDREW M. BATINOVICH

/s/ Andrew M. Batinovich

By: Andrew M. Batinovich

Dated: December 21, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that she executed the same.

NOTARY PUBLIC

S. KRISTIN KIM

/s/ S. Kristin Kim

By: S. Kristin Kim

Dated: December 27, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that she executed the same.

NOTARY PUBLIC

NANCY JO KUENSTNER

By: Nancy Jo Kuenstner

By: Nancy Jo Kuenstner

Dated: December 27, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that she executed the same.

NOTARY PUBLIC

ANDREW M. SILBERSTEIN

/s/ Andrew M. Silberstein

By: Andrew M. Silberstein

Dated: December 26, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that she executed the same.

NOTARY PUBLIC

THOMAS WREN

/s/ Thomas Wren

By: Thomas Wren

Dated: December 22, 2018

On                                         , 2018, before me personally came                                          ,

known to me to be the individual who executed the foregoing

Settlement Agreement and General Release, and duly acknowledged to me that she executed the same.

NOTARY PUBLIC